UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 16, 2006

GREAT LAKES BANCORP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-14879	94-3078031
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2421 MAIN STREET, BUFFALO, NEW YORK		14214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(716)961-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant's Certifying Accountant

On May 16, 2006, Great Lakes Bancorp, Inc. (formerly Bay View Capital Corporation) decided to engage KPMG LLP ("KPMG") as its principal accountants for the fiscal year ending December 31, 2006 and chose not to renew the engagement of Grant Thornton  LLP ("Grant Thornton"), which is currently serving as the Company's independent auditors.  The decision to change accountants was recommended by the Audit Committee and approved by the Board of Directors.

Effective May 1, 2006, Great Lakes Bancorp, Inc. ("Great Lakes") merged into Bay View Capital Corporation ("BVCC") and BVCC, as the surviving legal entity, changed its name to Great Lakes Bancorp, Inc.  KPMG was serving as the principal accountants of Great Lakes at the time of the merger.

In connection with the audits of the consolidated financial statements of BVCC and subsidiaries as of and for the years ended December 31, 2005 and 2004, and the subsequent review of the consolidated financial statements for the quarterly period ended March 31, 2006, there were no disagreements with Grant Thornton through the date of their dismissal, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to Grant Thornton's satisfaction, would have caused Grant Thornton to make reference in connection with their opinion of the subject matter of the disagreement.

The audit report of Grant Thornton on the consolidated financial statements of BVCC and subsidiaries as of and for the year ended December 31, 2005 and on the effectiveness of BVCC and subsidiaries' internal control over financial reporting as of December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

The audit report of Grant Thornton on the consolidated financial statements of BVCC and subsidiaries as of and for the year ended December 31, 2004 and on the effectiveness of BVCC and subsidiaries' internal control over financial reporting as of December 31, 2004 did not contain any disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that it contained an adverse opinion on the effective operation of internal control over financial reporting as of December 31, 2004.  This adverse opinion related to BVCC management's identification of three material weaknesses in internal control at December 31, 2004 relating to: (1) maintaining effective control over the accounting for a derivative instrument, (2) insufficient resources and qualified accounting personnel to identify and resolve accounting issues and to provide sufficient supervision and review of the financial reporting process, and (3) maintaining effective control over the effectiveness of controls at two third-party service organizations.

Great Lakes Bancorp, Inc. requested that Grant Thornton furnish it with a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements.  A copy of that letter is now attached as Exhibit 16.1 to this Current Report on Form 8-K.

Prior to the selection of KPMG, BVCC did not consult with KPMG, either prior to the merger or following the merger, regarding any matter requiring disclosure under Item 304(a)(2) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

16.1 Letter from Grant Thornton LLP dated May 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes Bancorp, Inc.

Date:  May 19, 2006

By:  /s/ Michael J. Rogers

Name:  Michael J. Rogers

Title:    Executive Vice President and

Chief Financial Officer